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                                                                     EXHIBIT 4.3

                                             Exhibit A to Shareholders Agreement

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of March __, 2000 (this "Agreement"), between RMI.NET, INC., a Delaware corporation (the "Company"), and INTERWEST GROUP, INC. , a Colorado corporation ("Interwest").

                              W I T N E S S E T H:

         WHEREAS, in connection with the Shareholder Agreement, dated as of March __, 2000, among the Company, Internet Communications Corporation, a Colorado corporation ("ICC"), and Interwest (the "Shareholders Agreement"), and the Agreement and Plan of Merger, dated as of March __, 2000, among the Company, Internet Acquisition Corporation, a Colorado corporation, and ICC (the "Merger Agreement"), the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor stature (collectively, the "1933 Act"), and applicable state securities laws with respect to the Company's common stock, $0.001 par value (the "Common Stock"), to be issued to Interwest pursuant to the Merger (as defined in the Merger Agreement);

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Interwest hereby agree as follows:

         1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         "Nasdaq" means the Nasdaq National Market.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

         "Registrable Securities" means the Common Stock issued to Interwest pursuant to the Merger. As to any particular shares of such Common Stock, such shares shall cease to be Registrable Securities when they have been sold pursuant to an effective registration statement or in compliance with Rule 144 or are eligible to be sold pursuant to subsection (k) of Rule 144.

         "Registration Statement" means a registration statement of the Company under the 1933 Act, including any amendment thereto, filed by the Company pursuant to this Agreement and including Registrable Securities.
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         "Rule 144" means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of securities to sell securities of the Company to the public without registration under the 1933 Act.

         "Rule 415" means Rule 415 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit a holder of securities to sell securities of the Company to the public on a delayed or continuous basis pursuant to a registration statement under the 1933 Act.

         "SEC" means the United States Securities and Exchange Commission.

         2. REGISTRATION.

         (a) MANDATORY REGISTRATION. In connection with the Merger, the Company shall prepare and file with the SEC a Registration Statement covering the issuance and sale of the Common Stock and warrants issued in connection with the Merger and the resale by Interwest of the Registrable Securities (it being understood that the S-4 Registration Statement being utilized in the Merger for the issuance of shares of Common Stock of the Company in connection therewith may be utilized as such resale Registration Statement to the extent permitted by the rules and regulations of the SEC). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of (which approval shall not be unreasonably withheld or denied)) Interwest and its counsel prior to its filing or other submission. The Company shall use its best efforts to cause such Registration Statement to become effective no later than the Effective Time (as defined in the Merger Agreement) and to cause such Registration Statement (or, if necessary, a substitute Registration Statement) to remain continuously effective pursuant to Rule 415 until the sooner of (i) two years after the Effective Time or (ii) the first date upon which there are no Registrable Securities (the "Registration Period").

         (b) CERTAIN OFFERINGS. If any offering pursuant to the Registration Statement filed in accordance with Section 2(a) hereof involves an underwritten offering, Interwest shall have the right to select an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company; it being understood that approval of such investment banker or bankers or manager or managers shall not be unreasonably withheld or delayed by the Company. Interwest shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(b) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws, which are payable by the Company pursuant to Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of Interwest's legal counsel.

         (d) PIGGY-BACK REGISTRATIONS. If at any time following the two year anniversary of the Effective Time there are Registrable Securities outstanding and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than a registration statement registering securities issued (i) pursuant to compensation plans for employees, directors, officers, advisers or consultants of the Company and in accordance with the terms of such plans as in effect as of the date of the Agreement, (ii) as part of a transaction involving a strategic alliance, acquisition of stock or assets, merger, collaboration, joint venture, partnership or other similar arrangement of the Company with another corporation, partnership, or other business entity which is engaged in a business similar to or related to the business of the Company, so long as in the case of this clause (ii) the Board of Directors of the Company by resolution duly adopted (and a copy of which shall be furnished to the Investor promptly after

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adoption) determines that such issuance is fair to the holders of each class and series of capital stock of the Company and to Interwest in respect of its equity interest in the Company that is represented by the Registrable Securities, or
(iii) if such registration statement is being filed for the account of other holders of Common Stock who are entitled by right to exclude the Registrable Securities in such registration statement, the Company shall send written notice of such determination to Interwest and, if within ten days after receipt of such notice, Interwest shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities that Interwest requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which Interwest has requested inclusion hereunder. The Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement, and any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement, based on the number of securities for which registration is requested except to the extent such pro rata exclusion of such other securities is prohibited under any written agreement entered into by the Company with the holder of such other securities prior to the date of this Agreement, in which case such other securities shall be excluded, if at all, in accordance with the terms of such agreement. In addition, the Company may, but is not obligated to, invite Interwest to include all or any part of the Registrable Securities in any registration statement filed by the Company during the two year period commencing on the Effective Time, in which case Interwest shall comply with the relevant requirements of this Agreement with respect to such registration as if it were a Registration Statement. No right or invitation to registration of Registrable Securities under this Section 2(c) shall be construed to limit the registration required under Section 2(a) hereof.

         3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

         (a) use its best efforts to keep the Registration Statement required to be filed pursuant to Section 2(a) of this Agreement effective pursuant to Rule 415 at all times during the Registration Period; notify Interwest of the effectiveness of each Registration Statement on the date such Registration Statement is declared effective; and the Company represents and warrants to, and covenants and agrees with, Interwest that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep the Registration Statement effective at all times required by this Agreement, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition thereof as set forth in the Registration Statement;

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         (c) furnish to Interwest and its legal counsel, (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion thereof that contains information for which the Company has sought confidential treatment) and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as Interwest may reasonably request in order to facilitate the disposition of Registrable Securities;

         (d) use best efforts to (i) register and qualify the Registrable Securities covered by each Registration Statement under such securities or blue sky laws of such jurisdictions as Interwest reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the end of the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (v) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (w) to subject itself to general taxation in any such jurisdiction, (x) to file a general consent to service of process in any such jurisdiction, (y) to provide any undertakings that cause more than nominal expense or burden to the Company or (z) to make any change in its Certificate of Incorporation or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

         (e) in the event that the Registrable Securities are being offered in an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering;

         (f) as promptly as practicable after becoming aware of such event or circumstance, notify Interwest of any event or circumstance of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, file such supplement or amendment with the SEC at such time as shall permit Interwest to sell Registrable Securities pursuant to the Registration Statement as promptly as practicable, and deliver a number of copies of such supplement or amendment to Interwest as Interwest may reasonably request;

         (g) as promptly as practicable after becoming aware of such event, notify Interwest (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of a Registration Statement at the earliest possible time;

         (h) permit a single firm of counsel representing Interwest to review and comment on each Registration Statement and all amendments and supplements thereto a reasonable period of time, but in no event later than five business days prior to their filing with the SEC;

         (i) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158


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under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of each Registration Statement;

         (j) at the request of Interwest, furnish on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with a Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Interwest;

         (k) make available for inspection by Interwest, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by Interwest or any such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable Interwest to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Interwest agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning Interwest provided to the Company pursuant to Section 4(e) hereof unless (w) disclosure of such information is necessary to comply with federal or state securities laws, (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (y) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (z) such information has been made generally available to the public other than by disclosure in violation of this or, to the knowledge of the Company, any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning Interwest is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Interwest and allow Interwest, at Interwest's own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

         (l) use its best efforts to cause all the Registrable Securities covered by a Registration Statement to be listed on Nasdaq or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

         (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of each Registration Statement;


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         (n) cooperate with Interwest and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or Interwest may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or Interwest may request;

         (o) during the period the Company is required to maintain effectiveness of a Registration Statement pursuant to Section 3(a), the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of Interwest to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

         (p) take all other reasonable actions necessary to expedite and facilitate disposition by Interwest of the Registrable Securities pursuant to a Registration Statement, and otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with all applicable reporting requirements under the 1934 Act.

         4. OBLIGATIONS OF INTERWEST. In connection with the registration of the Registrable Securities, Interwest shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities that Interwest shall furnish to the Company such information regarding itself, the Registrable Securities and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify Interwest of the information the Company requires from Interwest (the "Requested Information"). If at least two business days prior to the filing date the Company has not received the Requested Information, then the Company may file the Registration Statement without including the Registrable Securities but shall not be relieved of its obligation to file a Registration Statement with the SEC relating to the Registrable Securities promptly after Interwest provides the Requested Information; provided, however, that (i) all expenses of the Company relating to the preparation, amendment and filing of each Registration Statement to include the Registrable Securities shall be paid by Interwest and (ii) the Company shall not be considered in breach of any of its obligations to timely file a Registration Statement under this Agreement to the extent a delay in filing or obtaining the effectiveness of such Registration Statement is due to the failure of Interwest to timely provide the Requested Information.

         (b) Interwest agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder;

         (c) In the event Interwest determines to engage the services of an underwriter, Interwest agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;


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         (d) Interwest agrees that, upon receipt of written notice from the
Company of the happening of any event of the kind described in Section 3(f) or 3(g), Interwest will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until Interwest's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, Interwest shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies (other than permanent file copies) in Interwest's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

         (e) Interwest may not participate in any underwritten registration hereunder unless Interwest (i) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (ii) agrees to pay all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriters applicable with respect to the Registrable Securities;

         (f) Interwest agrees to take all reasonable actions necessary to comply with the prospectus delivery requirements of the 1933 Act applicable to its sales of Registrable Securities; and

         (g) Interwest acknowledges and agrees that it will comply with the restrictions on transfer of Registrable Securities contained in Section 5(i) of the Shareholders Agreement.

         5. EXPENSES OF REGISTRATION. Subject to the proviso in Section 4(a), all reasonable expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the
Company: provided, however, that Interwest shall bear the fees and out-of-pocket expenses of its legal counsel.

         6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless Interwest, its partners, affiliates, employees, duly authorized agents, directors and officers, each person who controls Interwest within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act), the directors and officers of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements or omissions in or violations with respect to a Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the


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circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law (the matters in the foregoing clauses
(i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse Interwest and the other Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (x) shall not apply to a Claim arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of a Registration Statement, a prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (y) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and
(z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

         (b) In connection with any Registration Statement, Interwest agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to such Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Interwest expressly for use in connection with such Registration Statement; and, subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, Interwest will reimburse any legal or other expenses reasonably incurred by any Indemnified Party, promptly as such expenses are incurred and are due and payable, in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Interwest, which consent shall not be unreasonably withheld; provided, further, however, that Interwest shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the amount by which the net proceeds to Interwest from the sale of Registrable Securities pursuant to such Registration Statement exceeds the cost of such Registrable Securities to Interwest. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons expressly for inclusion in a Registration Statement.


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         (d) Promptly after receipt by an Indemnified Person or Indemnified
Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party but reasonably acceptable to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the indemnifying party shall pay for only one separate legal counsel for the Indemnified Person or Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation and (c) contribution by Interwest shall be limited in amount to the amount by which the net amount of proceeds received by Interwest from the sale of Registrable Securities exceeds the purchase price paid by Interwest for such Registrable Securities.

         8. REPORTS UNDER 1934 ACT. With a view to making available to Interwest the benefits of Rule 144, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

         (c) furnish to Interwest so long as Interwest owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit Interwest to sell Registrable Securities pursuant to Rule 144 without registration.


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

         9. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Interwest.

         10. MISCELLANEOUS.

         (a) All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

         If to Interwest:

                  Interwest Group, Inc.
                  2400 Anaconda Tower
                  555 Seventeenth Street
                  Denver, Colorado 80202
                  Attention: President
                  Facsimile No.: (303) 299-1333

         with a copy to:

                  Hogan & Hartson, L.L.P.
                  One Tabor Center
                  1200 Seventeenth Street, Suite 1500
                  Denver, Colorado  80202
                  Attention:  Steven A. Cohen, Esq.
                  Facsimile No.:  303-899-7333

         If to the Company:

                  RMI.NET, Inc.
                  988 18th Street, Suite 2201
                  Denver, Colorado  80202
                  Attention:  Chris J. Melcher, Vice President
                              and General Counsel
                  Facsimile No.:  303-313-0821

         with a copy to:

                  Brownstein, Hyatt & Farber, P.C.
                  410 17th Street, 22nd Floor
                  Denver, Colorado  80202
                  Attention:  Jeffrey M. Knetsch, Esq.
                  Facsimile No.:  303-223-1111

         (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.


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

         (c) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (d) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (e) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (f) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (i) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

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



         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.

                                        RMI.NET, INC.

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        INTERWEST GROUP, INC.

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



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